Exhibit 21

SUBSIDIARY LISTING OF CONOCOPHILLIPS

Listed below are subsidiaries of the registrant at December 31, 2017. Certain subsidiaries are omitted since such companies considered in the aggregate do not constitute a significant subsidiary.

Company Name	Incorporation Location
Alpine Pipeline Company	Delaware
Ashford Energy Capital Limited	Cayman Islands
BR (Global) Holdings B.V.	Netherlands
BROG LP LLC	Delaware
Burlington Resources (Irish Sea) Limited	England
Burlington Resources (Netherlands) B.V.	Netherlands
Burlington Resources (UK) Holdings Limited	England
Burlington Resources Algeria Holdings Limited	Bermuda
Burlington Resources China Holdings Limited	Bermuda
Burlington Resources China LLC	Delaware
Burlington Resources International Holdings LLC	Delaware
Burlington Resources International Inc.	Delaware
Burlington Resources LLC	Delaware
Burlington Resources Oil & Gas Company LP	Delaware
Burlington Resources Oriente Limited	Bermuda
Burlington Resources Trading LLC	Delaware
Conoco Funding Company	Nova Scotia
Conoco Orinoco Inc.	Delaware
Conoco Petroleum Operations Inc.	Delaware
Conoco Syria Ltd.	Bermuda
ConocoPhillips (03-12) Pty Ltd	Victoria
ConocoPhillips (Browse Basin) Pty Ltd	Western Australia
ConocoPhillips (Grissik) Ltd.	Bermuda
ConocoPhillips (U.K.) Eta Limited	England
ConocoPhillips (U.K.) Finance Limited	England
ConocoPhillips (U.K.) Limited	England
ConocoPhillips (U.K.) Sigma Limited	England
ConocoPhillips (U.K.) Theta Limited	England
ConocoPhillips (U.K.) Zeta Limited	England
ConocoPhillips Alaska, Inc.	Delaware
ConocoPhillips Angola 36 Ltd	Cayman Islands
ConocoPhillips ANS Marketing Company	Delaware
ConocoPhillips Australia Exploration Pty Ltd	Western Australia
ConocoPhillips Australia Gas Holdings Pty Ltd	Western Australia
ConocoPhillips Australia Holdings Pty Ltd	Australia
ConocoPhillips Australia Pacific LNG Pty Ltd.	Western Australia
ConocoPhillips Australia Pty Ltd	Western Australia
ConocoPhillips Bohai Limited	Bahamas

Company Name	Incorporation Location
ConocoPhillips Canada (North) ULC	Alberta
ConocoPhillips Canada (NS) 2426 ULC	Alberta
ConocoPhillips Canada Energy Partnership	Alberta
ConocoPhillips Canada Funding Company I	Nova Scotia
ConocoPhillips Canada Marketing & Trading ULC	Alberta
ConocoPhillips Canada NS Partnership	Alberta
ConocoPhillips Canada Resources Corp.	Alberta
ConocoPhillips China Inc.	Liberia
ConocoPhillips Company	Delaware
ConocoPhillips Funding Ltd.	Bermuda
ConocoPhillips Golden Pass Holdings LLC	Delaware
ConocoPhillips Holdings Limited	England
ConocoPhillips Indonesia Holding Ltd.	British Virgin Islands
ConocoPhillips JPDA Pty Ltd	Western Australia
ConocoPhillips Libya Waha Ltd.	Cayman Islands
ConocoPhillips Marine Containment Holdings LLC	Delaware
ConocoPhillips Norge	Delaware
ConocoPhillips Norway Funding Ltd.	Bermuda
ConocoPhillips Petroleum Company U.K. Limited	England
ConocoPhillips Petroleum Holdings B.V.	Netherlands
ConocoPhillips Pipeline Australia Pty Ltd	Western Australia
ConocoPhillips Qatar Funding Ltd.	Cayman Islands
ConocoPhillips Qatar Ltd.	Cayman Islands
ConocoPhillips Sabah Gas Holdings Limited	Cayman Islands
ConocoPhillips Sabah Gas Ltd.	Cayman Islands
ConocoPhillips Sabah Holdings Limited	Cayman Islands
ConocoPhillips Sabah Ltd.	Bermuda
ConocoPhillips Skandinavia AS	Norway
ConocoPhillips STL Pty Ltd.	Western Australia
ConocoPhillips Surmont Partnership	Alberta
ConocoPhillips Transportation Alaska, Inc.	Delaware
ConocoPhillips WA-248 Pty Ltd	Western Australia
ConocoPhillips Western Canada Partnership	Alberta
COP Holdings Limited	England
Darwin LNG Pty Ltd	Western Australia
Inexco Oil Company	Delaware
Pan East Petroleum Corp.	Ontario
Phillips International Investments, Inc.	Delaware
Phillips Investment Company LLC	Nevada
Phillips Petroleum International Corporation LLC	Delaware
Phillips Petroleum International Investment Company LLC	Delaware
Phillips-San Juan Partners, L.P.	Delaware
Polar Tankers, Inc.	Delaware
Sooner Insurance Company	Vermont
The Louisiana Land and Exploration Company LLC	Maryland
ConocoPhillips Canada (North) ULC	Alberta